EXHIBIT 13.1

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

In connection with the annual report on Form 20-F of Azteca Holdings, S.A. de C.V. for the period ended December 31, 2003, Diego Foyo Mejia, Chief Executive Officer of Azteca Holdings, S.A. de C.V., hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Form 20-F for the period ended December 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form 20-F for the period ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Azteca Holdings, S.A. de C.V.

Date: October 5, 2004

/s/ Diego Foyo Mejía
Diego Foyo Mejía Chief Executive Officer (principal executive officer)

A signed original of this written statement required by Section 906 has been provided to Azteca Holdings, S.A. de C.V. and will be retained by Azteca Holdings, S.A. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.